Exhibit 99.1

C-Chip Technologies Corporation 4710 St. Ambroise, Suite 227, Montreal, Quebec, H4C 2C7 (514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

C-Chip closes on an equity financing of $1.65M

MONTREAL, April 29, 2004 -- C-Chip Technologies Corporation (OTCBB: CCHI) is pleased to announce that it has closed an equity financing of $1.65 million to certain institutional and accredited investors. A total of 2,538,482 common shares were sold at a price of $0.65 per share. Investors also received warrants exercisable for a period of two years to purchase an aggregate of 2,538,482 common shares at an exercise price of $1.10 per share.

The Company has committed to register for resale the common shares sold and the common shares issuable upon exercise of the warrants pursuant to the equity financing with the Securities and Exchange Commission within 120 days from the date of closing. Upon the registration statement becoming effective, investors shall have a 45-day option to purchase an additional $1.65 million in common shares at a price of $1.00 per share, each including a warrant exercisable for a period of two years to purchase an additional common share at an exercise price of $1.50 per share. If all warrants are exercised, gross proceeds from this offering will equal $8,567,308.

Proceeds from the offering will be used to proceed with a sales and marketing campaign for the Company's products and services in the US. The Company's technology allows users to selectively enable, disable (on/off), or send other commands at will to remote assets, from anywhere to almost anywhere in North America using the Internet. C-Chip's primary products and services are aimed at businesses looking to access, control, manage and monitor remote assets for ease of use and for cost effectiveness, which provides significant value added by increasing efficiency and lowering operating costs. C-Chip's business solutions are particularly well suited for credit, asset and security management applications.

Stephane Solis, C-Chip's President & CEO, said: "I am thrilled to see that our Company has received such a vote of confidence by investors. C-Chip's newly introduced products are gathering significant interest from actual and potential customers and this financing will enable us to capitalize on the business opportunities currently available. This is certainly a step in the right direction."

None of the securities offered to the investors have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy securities of C-Chip Technologies Corporation. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About the C-Chip™ Technology
The C-Chip™ is a new wireless, web-based set of communication tools that offers business users remote access, control, and monitoring of a wide range of assets, including vehicles, office equipment and industrial machinery. It allows selective enabling, disabling and any other commands at will, from anywhere to practically anywhere in North America using the Internet. Applications for the C-Chip™ technology offers significant opportunities within the markets for credit, security and asset management solutions. Detailed information on the technology and its applications is available on our web-site at www.c-chip.com.

About C-Chip Technologies Corporation
 C-Chip Technologies Corporation is positioned in an emerging and rapidly growing industry which is about interconnecting Machines with IT infrastructures and Mobile assets. We integrate wireless communications, on-line transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology to enable business users to efficiently access, control and manage remote assets at low costs. The Company's goal is to be recognized as a leading provider of credit management solutions for financial institutions, of security solutions for insurance companies and asset management solutions for car rental companies and urban fleets.

Contact:
Stephane Solis, President & CEO
C-Chip Technologies Corporation
877-339-2447
ssolis@cchiptech.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.